As filed with the Securities and Exchange Commission on March 10, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOULDER INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0538764 (I.R.S. Employer Identification No.)

1535 Steele Avenue SW, Suite B Grand Rapids, Michigan 49507 (Address of Principal Executive Offices)	49507 (Zip Code)

Shoulder Innovations, Inc. 2025 Incentive Award Plan
Shoulder Innovations, Inc. 2025 Employee Stock Purchase Plan
(Full Title of the Plans)

Robert Ball
Chief Executive Officer and Executive Chairman
Shoulder Innovations, Inc.
1535 Steele Avenue SW, Suite B
Grand Rapids, Michigan 49507
(Name and address of agent for service)

(616) 294-1026
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Joshua W. Damm, Esq.
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
(313) 465-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Shoulder Innovations, Inc. (the “Registrant,” or “our”) for the purpose of registering an additional (a) 1,030,256 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Shoulder Innovations, Inc. 2025 Incentive Award Plan, and (b) 206,051 shares of Common Stock issuable pursuant to the Shoulder Innovations, Inc. 2025 Employee Stock Purchase Plan, in each case, pursuant to the provisions in those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans on January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2025 (Registration No. 333-289184) to the extent not superseded hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 10, 2026 (the “Annual Report”);

(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (File No. 001-42771), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on July 30, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Shoulder Innovations, Inc.	8-K	001-42771	3.1	8/4/2025
3.2	Amended and Restated Bylaws of Shoulder Innovations, Inc.	8-K	001-42771	3.2	8/4/2025
4.1	Specimen stock certificate evidencing the shares of common stock	S-1/A	333-288549	4.1	7/25/2025
5.1*	Opinion of Honigman LLP
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Honigman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney of certain directors and officers of the Registrant (contained on signature page)
99.1	Shoulder Innovations, Inc. 2025 Incentive Award Plan	S-8	333-289184	99.3	8/1/2025
99.2	Form of Option Agreement under 2025 Incentive Award Plan	S-8	333-289184	99.4	8/1/2025
99.3	Form of Restricted Stock Unit Award Agreement under 2025 Incentive Award Plan	S-8	333-289184	99.5	8/1/2025
99.4	Shoulder Innovations, Inc. 2025 Employee Stock Purchase Plan	S-8	333-289184	99.6	8/1/2025
107*	Filing Fee Table
_____________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, Michigan, on March 10, 2026.

SHOULDER INNOVATIONS, INC.

Date:	March 10, 2026	By:	/s/ Robert Ball
Robert Ball
Chief Executive Officer and Executive Chairman
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Shoulder Innovations, Inc., hereby severally constitute and appoint Robert Ball and Jeffrey Points, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert Ball	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	March 10, 2026
Robert Ball
/s/ Jeffrey Points	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2026
Jeffrey Points
/s/ Matthew Ahearn	Director	March 10, 2026
Matthew Ahearn
/s/ Richard Buchholz	Director	March 10, 2026
Richard Buchholz
/s/ Paul Buckman	Director	March 10, 2026
Paul Buckman
/s/ Michael Carusi	Director	March 10, 2026
Michael Carusi
/s/ Andrew Hykes	Director	March 10, 2026
Andrew Hykes
/s/ Kevin Sidow	Director	March 10, 2026
Kevin Sidow
/s/ Casey Tansey	Director	March 10, 2026
Casey Tansey